Exhibit 99.(j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated August 27, 2025, relating to the financial statements and financial highlights of Point Bridge America First ETF, a series of ETF Series Solutions, which are included in Form N-CSR for the year ended June 30, 2025, and to the references to our firm under the heading Financial Statements in the Statement of Additional Information.

COHEN & COMPANY, LTD.

Philadelphia, Pennsylvania

May 11, 2026